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                                                                    Exhibit 10.2

                             EMPLOYMENT AGREEMENT
                            (Updated to 01-01-2000)

     THIS AGREEMENT is made and entered into (effective) the 31/st/ day of March, 1998, and as amended from time to time by and among FC Banc Corp., an Ohio bank holding company (the "Holding Company") and its wholly owned subsidiary The Farmers Citizens Bank, an Ohio-chartered, FDIC-insured bank (the "Bank") and G. Wildridge Holden (the "Executive"). Any reference to "FRB" herein shall mean the Board of Governors of the Federal Reserve System and any reference to "FDIC" herein shall mean the Federal Deposit Insurance Corporation. Any reference to "Superintendent" herein shall mean the Ohio Superintendent of Banks. Any reference herein to the "Employer" shall mean either or both of the Holding Company and the Bank, as appropriate in a given case.

     WHEREAS, the parties wish this Agreement to supersede all prior understandings, agreements and contracts, whether written or oral, between or among the parties hereto that concern the subject matter hereof;

     NOW THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

     1.   Employment.

          (a) The Executive shall be employed as President and Chief Executive Officer of the Bank and the Holding Company. The Executive also agrees to serve as a director of both the Holding Company and the Bank when appointed by the respective Boards of Directors and when elected by the respective shareholders. The Board of Directors of each of the Bank and the Holding Company shall undertake every lawful effort to ensure that Executive continues throughout the term of this Agreement to be nominated for election to the Board of Directors of each of the Bank and the Holding Company, and to recommend that shareholder(s) of each of the Bank and Holding Company vote in favor of Executive's election as a director. The Executive shall comply with Ohio Revised Code Sec. 1115.03 with regard to qualification as a director. The Executive shall not receive any compensation or fees for his service on or attendance at meetings of (i) the Bank's Board of Directors or committees thereof or (ii) the Holding Company Board of Directors or committees thereof, nor shall he receive any compensation or fees for attendance at shareholders' meetings.

     2.   Compensation.

     In consideration for his services, Executive will be paid a base salary of $96,700.00 per year, or such other greater amount as may be agreed upon from time to time, payable every two weeks or in accord with whatever pay schedule is then currently in effect for all employees.

     3.   Specified Additional Employment Terms.

          (a) In addition to his base salary, Bank will provide Executive with:

(i)   all benefits provided to full-time executives of the Company;

(ii) Salary Continuation Agreement as more particularly set forth in an agreement dated October 20, 1998;

(iii) Executive's dues at a suitable Country Club to be mutually agreed upon and reasonable expenses associated with Executive's use of said Club in carrying out his duties as president and chief executive officer of the Bank;

(iv) reimbursement of all reasonable expenses incurred by Executive in promoting the business of the Bank;

(v) reimbursement of the reasonable expenses of attendance at the annual meetings of the Ohio Bankers Association, the CBAO, and Sheshunoff Affiliation Meetings.

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(vi)   four weeks paid vacation each year which shall not cumulate from year to year and shall be taken at times approved by the Board of Directors;

(vii)  bonus as provided in Schedule A attached hereto;

(viii) options to purchase stock in the Bank as provided in Schedule B attached hereto;

(ix)   Executive's Rotary dues;

(x)    Executive's health center/fitness family dues for YMCA membership;

(xi)   complete physical exam annually;

(xii)  long term disability insurance

          (b) The Executive shall be furnished with a private office, stenographic and other necessary secretarial assistance, and with such other facilities, amenities and services as are appropriate for the Executive's position as President and Chief Executive Officer of the Employer and adequate for the performance of his duties hereunder (including a mobile telephone, an automobile and expenses associated therewith). Executive shall have the right to purchase the bank's automobile at fair market value in the event Executive terminates his employment or is terminated by the Bank.

     4.   Standards of Performance.

     Executive agrees that he will devote his best efforts and his entire business time during regular business hours to the business of the Holding Company/Bank and its subsidiaries, will conduct himself in a manner that will reflect credit on the Holding Company/Bank, will supervise the day-to-day operations of the Holding Company/Bank, and will carry out the duties and policies assigned to him by the Holding Company's/Bank's Board of Directors, through the Chairman of the Board. Executive agrees that he will not, during the term of this Agreement, be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage without prior written consent of the Board of Directors; provided, however, Executive shall not be restricted from investing his assets in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the enterprises in which such investments are made.

     5.   Term.

          The term of employment under this Agreement shall be for a period of three years commencing March 31, 1998 (hereinafter referred to as the "anniversary date"). Commencing on the anniversary date of this Agreement, and continuing at each anniversary date thereafter, this Agreement shall automatically renew for three (3) additional years beyond the then effective expiration date, such that the then remaining term of this Agreement shall be continuously three (3) years; provided, however, that the term of this Agreement shall not be automatically extended for an additional term at any anniversary date if written notice is provided to the Executive at least 90 days prior to such anniversary date at the election of either Employer, acting through its Board of Directors, not to permit the automatic extension. Such election shall not, however, affect the then remaining term of this Agreement. References herein to the term of this Agreement shall refer both to such initial term and such extended terms.

     6.   Termination of Employment.

          The Holding Company/Bank may terminate Executive's employment at any time, but, in the event such termination by the Holding Company/Bank is other than termination for cause, then Executive shall receive severance pay in the amount equal to the compensation remaining to be paid under the then current term of the contract (i.e. up to three years and not less than two years depending upon when the termination occurs in the

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contract year); payable in a lump sum within thirty days. (All employee benefits shall continue for a period of ninety days). (In the event Executive becomes disabled all employee benefits shall continue for a period of six (6) months.)

     Such amount shall be in full and complete satisfaction of any and all claims which Executive may have against the Holding Company and Bank (excluding rights under COBRA) except Executive's rights under the company's 401K or other retirement plan, or any vested stock options employee may hold, if any. Termination will eliminate Executive's rights under the Holding Company's/Bank's split dollar life insurance program. (Executive shall have the right to purchase any life insurance on his life then in effect for its then current cash value from the bank). Upon such termination, Executive shall immediately resign as a Director of both the Holding Company and the Bank.

     7.   Termination of Employment for Cause.

          Executive may be terminated for cause for personal or professional dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional or persistent failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) which materially affects the Holding Company/Bank, or material breaches of any provision of this Agreement. "Incompetence" shall mean the Executive's inability to perform his duties hereunder due to insufficient knowledge or skills; when determining incompetence, the Board of Directors of the Bank and the Holding Company, respectively, shall among other things, consider the Bank's CAMELS rating (a rate of 4 or 5 shall be considered "cause") and the Holding Company's BOPEC rating (a rating of 4 or 5 shall be considered "cause") relative to the Ohio banking industry peer group and measure the Executive's acts and omissions against standards then prevailing in the Ohio banking industry.

     Executive may also be terminated for cause if the becomes incapacitated or disabled in a way that prevents or seriously impairs his ability to carry out his duties for a period of six months or longer. Termination of the Executive for any other reason shall not be "termination for cause." For the purposes of this paragraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's action or omission was in, or not opposed to the best interests of the Holding Company/Bank.

     Notwithstanding the foregoing, except in cases involving personal or professional dishonesty, Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than seventy per cent of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board), finding that in the good faith opinion of the Board of Directors Executive was guilty of the conduct set forth above in this paragraph and specifying the particulars thereof. Upon such finding by the Board of Directors, Executive shall immediately resign as a Director of the Holding Company and the Bank. Executive shall have no right to receive compensation or other benefits for any period after termination for cause; except that, if such termination is on the grounds of incapacity or disability, Executive shall continue to receive benefits under any disability compensation plan or insurance.

     8.   Material Change of Benefits or Responsibilities.

          Executive shall have the right to treat any material reduction in his salary or benefits, or transfer to a location outside Crawford County, Ohio, or significant change in status or responsibilities without his consent as termination without cause as of the date Executive gives written notice to the Holding Company/Bank that he elects to do so. Such notice shall be given within 15 days of such event. Acceptance of any such change by Executive for a period of less than 15 days shall not be deemed to be consent unless Executive specifically consents to such change in writing. Notwithstanding the foregoing, Executive shall not have the right to treat any such reduction, transferor change as termination without cause unless the Holding Company/Bank fails to retract the action leading to such reduction, transfer or change within fifteen
(15) days following its receipt of written notice from Executive objecting to such reduction, transfer or change.

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     Executive shall have the right to treat a change of ownership or control of the holding company as a termination without cause. For this purpose, change of ownership or control occurs when any new person, new group of persons acting in concert, or new syndicate acquires 20% or more of the outstanding stock of the company.

     9.   Suspension of Employment.

          If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Holding Company's/Bank's affairs by a notice served under section 8(e) of the Federal Deposit Insurance Act (12 U.S.C. Sec. 1818(e)), the Holding Company/Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Holding Company/Bank shall reinstate any of its obligations which were suspended.

     10.  Regulatory Removal of Executive.

          If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Holding Company's affairs or the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected. For purposes of this paragraph, "vested rights" shall include but not be limited to company provided life insurance, disability insurance, right to purchase health insurance at Executive's expense, the right of the Executive to purchase bank car, 401K plan vested rights, right to acquire split dollar insurance at cash value, and stock options.

     11.  Solvency of Holding Company and Bank.

          (a) If the Holding Company/Bank is declared insolvent by the Superintendent (defined with reference to Section 1125.18 of the Ohio Revised
                                                                 ------------
Code), all obligations under this Agreement shall terminate as of the date of
----
default, but vested rights of the contracting parties shall not be affected.

          (b) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, by the FRB or its designee at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Holding Company/Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Sec. 1823(c). Any rights of the parties that have already vested, however, shall not be affected by such action.

          (c) Notwithstanding any provision in this Agreement to the contrary, in the event the Holding Company/Bank files a voluntary bankruptcy petition under Title 11 of the United States Code or an involuntary bankruptcy petition with respect to the Holding Company/Bank is not dismissed within sixty (60) days of filing, and provided the Bank has not been declared insolvent by the Superintendent, then the Holding Company/Bank shall have the right upon ninety
(90) days' prior notice to the Executive to terminate this Agreement without further obligation hereunder.

          (d) Nothing herein shall deprive Executive of any vested benefits that he has in the Holding Company/Bank's 401(K) or other retirement plan.

     12.  Successors; Binding Agreement.

          The Holding Company/Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company or the Bank, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Holding Company/Bank would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such assumption agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to severance pay as set forth in Paragraph 6 herein.

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     13.  Enforceability.

          This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

     14.  No Assignments.

          This Agreement is personal to each of the parties hereto, and, except as provided in Paragraph 13, neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

     15.  Non-waiver; Amendment.

          No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Executive and the Chairman of the Board of the Holding Company/Bank . No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

     16.  Resignation.

          If Executive terminates his employment with the Bank for any reason other than as provided in paragraph 8 hereof, then Executive agrees that he will resign from the Board of Directors of the Holding Company and the Bank and further agrees that he will not, for a period of three years following termination, disclose, use or otherwise exploit for his own benefit, any confidential information disclosed to him of which he became aware by reason of his employment with the Holding Company/Bank.

     17.  Notices.

          Except as otherwise provided in this Agreement, all notices, offers, acceptances and other communications hereunder shall be made in writing signed by the party making the same, shall specify the paragraph hereunder pursuant to which it is given, and shall be deemed given on the date of personal delivery or on the date of mailing, if sent by certified or register United States mail, postage prepaid, to the following addresses:

     If to Executive, address to:

     Mr. G. Wildrige Holden
     1062 Martha Ave.
     Bucyrus, Ohio 44820

     If to the Bank, addressed to:

     Farmers Citizens Bank
     105 Washington Square
     Bucyrus, Ohio 44820
     Attention: Chairman of the Board

or to such other address as either party may specify by written notice to the other party.

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     18.  Survival of Provisions.

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

     19.  Supervisory Action.

          Notwithstanding provisions herein to the contrary, this Agreement is subject to any action that may be taken by the appropriate Federal Bank supervisory authorities pursuant to Section 38 and 39 of the Federal Deposit Insurance Corporation Improvement Act of 1991 and implementing regulations issued there under, as may be in effect from time to time, and any other applicable Federal Law.

     20.  Stock Option.

          The Option Agreement set forth in Schedule B shall not become effective unless and until it shall be approved by a majority vote of the Shareholders of the Holding Company/Bank and shall have received any required regulatory agency approvals.

     21.  Attorney Fees.

          In the event any dispute should arise between the parties hereto concerning the provisions of this Employment Contract, and such dispute results in the filing of legal action, then the party who prevails in such legal action shall be entitled to receive from the losing party all attorney's fees, costs and expenses arising out of said dispute.

     22.  Additional Retirement Funding.

          In the event, because of nondiscrimination requirements, executive is limited in the amount he may contribute to his 401K plan, Bank will deposit:

          (a) an amount equal to the maximum possible match (less the maximum allowable matching contribution) which would be allowed to executive but for the nondiscrimination regulations;

          (b) an amount equal to the taxes incurred on the contribution outlined in paragraph a) plus an amount equal to the taxes incurred on
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executive's non allowed contribution (due to nondiscrimination regulations);

          Bank will deposit the above funds at executive's direction by April 15/th/ of each plan year, subject to year end adjustments.

          The purpose of this clause is to allow Executive to fund his retirement so that the net effect to executive is the same as if executive were able to maximize his 401K contributions.

          In the event Executive leaves the company during any year and this provision has already been funded for the year, the contribution shall be prorated and the company shall be reimbursed for any part of the year which has not been earned, by deduction from Executive's last pay check(s).

     23.  Paragraph Headings.

          The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          In witness whereof, the parties hereto have executed this Agreement as of the date above written.

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WITNESSES:                      FC BANC CORP.


/S/ Joan C. Stemen              /S/ Robert D. Hord
-----------------------         ---------------------------
                                Chairman of the Board of Directors

/S/ Terry L. Gernert
-----------------------


WITNESSES:                      FARMERS CITIZENS BANK


/S/ Joan C. Stemen              /S/ Robert D. Hord
-----------------------         ---------------------------
                                Chairman of the Board of Directors

/S/ Terry L. Gernert
-----------------------


WITNESSES:

/S/ Joan C. Stemen              /S/ G. Wildridge Holden
-----------------------         ---------------------------
                                G. Wildridge Holden

/S/ Terry L. Gernert
-----------------------

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                                  SCHEDULE A

                          1999 Bonus / Incentive Plan
                         (As Relates to G. W. Holden)

Threshold I:   Holding Company net income $1,050,000, 5% increase over 1998 earnings

Bonus at $1,050,000.00  - $15,000.00


Threshold II: Holding Company net income $1,075,000, 7.5% increase over 1998 earnings

Bonus at $1,075,000.00 - $25,000.00


Threshold III: Holding Company net income $1,100,000, 10% increase over 1998 earnings.

Bonus at $1,100,000.00  - $40,000.00

Qualifications

1.   ROA of 1% or higher
2.   All examinations be satisfactory; CAMELS of 2 or higher.

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                                  SCHEDULE B

1997
On May 6, 1997, G.W. Holden was granted a 10 year qualified stock option to purchase 8,125 shares of common stock at $44.00 per share. The option vests in five equal annual installments beginning May 6, 1998 and ending May 2, 2002. Adjusted for 2:1 split on 8-14-98 so that option is 16,250 @ $22.00/share.

1998
On March 3, 1998, G.W. Holden was granted a 10 year qualified stock option to purchase 1,100 shares of common stock at $44.00 per share. The option vests in five equal annual installments beginning March 3, 1999 and ending March 3, 2003. Adjusted for 2:1 split on 8-14-98 so that option is 2,200 @ $22.00/share.

1999
On March 24, 1999 G.W. Holden was granted a 10 year qualified stock option to purchase 1,800 shares of common stock at $28.00 per share (adjusted for split). The option vests in five equal annual installments beginning March 24, 2000 and ending March 24, 2004.

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